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                                                                    EXHIBIT 23.6


           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent petroleum engineers and geologists, we hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on From S-4 of our report to Patina Oil & Gas Corporation ("Patina") dated March 11, 1996 and appearing as an exhibit to Patina's Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to all references to our firm included as part of this Registration Statement on Form S-4.


                                   NETHERLAND, SEWELL & ASSOCIATES, INC.

Dallas, Texas
September 12, 1996                 By: /s/ Netherland, Sewell & Associates, Inc.
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